                                                                      Exhibit 11


                        COASTWIDE ENERGY SERVICES, INC.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                Year Ended
                                                                December 31,
                                                           1994               1993
                                                       -----------         -----------
Primary:
  Average shares outstanding                             1,757,572           1,680,011
  Net dilutive effect of stock options and warrants        334,860             306,080(1)
                                                       -----------         -----------
Totals                                                   2,092,432           1,986,091
                                                       ===========         ===========
Net income                                             $ 1,217,000         $   292,100
                                                       ===========         ===========

Per share amount                                       $      0.58         $      0.15(2)
                                                       ===========         ===========

Fully Diluted:
  Average shares outstanding                             1,757,572           1,680,011
  Net dilutive effect of stock options and warrants        924,260             306,808(1)
                                                       -----------         -----------
Totals                                                   2,681,832           1,986,091
                                                       ===========         ===========

Net income                                             $ 1,217,000         $   292,100
                                                       ===========         ===========
Plus: Interest expense on debentures                       138,800               --
                                                       -----------         -----------
                                                       $ 1,355,800         $   292,100

Per share amount                                       $      0.51         $      0.51(2)
                                                       ===========         ===========

(1)  Common stock equivalents are considered outstanding the entire year.

(2) Pro Forma (as if the spin-off discussed in Note 1 to the Consolidated Financial Statements occurred on January 1, 1993)